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                        RAILTEX, INC. AND SUBSIDIARIES              EXHIBIT 11.1
                      COMPUTATION OF NET INCOME PER SHARE
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                     FOR THE THREE MONTHS              FOR THE SIX MONTHS
                                                        ENDED JUNE 30,                    ENDED JUNE 30,
                                                    ----------------------           -----------------------
                                                      1995          1996               1995           1996
                                                    --------      --------           --------       --------
PRIMARY EARNINGS PER SHARE CALCULATION:
- --------------------------------------

Net income..............................           $      645     $ 2,621           $    2,373       $ 4,804
                                                   ==========     =======           ==========       =======
Weighted average number of common stock
 and common stock equivalents
 outstanding:
 Weighted average number of shares of
  common stock outstanding..............                9,090       9,111                8,306         9,111
 Common stock equivalents applicable
  to convertible senior subordinated
  notes (1).............................                   --          --                   88            --
 Weighted average number of common
  stock equivalents applicable to stock
  options...............................                  124         124                  193           119
 Common stock and common stock                     ----------     -------           ----------       -------
  equivalents...........................                9,214       9,235                8,587         9,230
                                                   ==========     =======           ==========       =======
 Earnings per share - primary...........           $     0.07     $  0.28           $     0.28       $  0.52
                                                   ==========     =======           ==========       =======

FULLY DILUTED EARNINGS PER SHARE
 CALCULATION:
- ----------------------------------------

Net income..............................           $      645     $ 2,621           $    2,373       $ 4,804
                                                   ==========     =======           ==========       =======
Weighted average number of common stock
 and common stock equivalents
 outstanding:
 Weighted average number of shares of
  common stock outstanding..............                9,090       9,111                8,306         9,111
 Common stock equivalents applicable
  to convertible senior subordinated
  notes (1).............................                   --          --                   88            --
 Weighted average number of common
  stock equivalents applicable to stock
  options...............................                  124         132                  193           130
                                                   ----------     -------           ----------       -------
 Common stock assuming full dilution....                9,214       9,243                8,587         9,241
                                                   ==========     =======           ==========       =======
 Earnings per share - fully diluted (2).           $     0.07     $  0.28           $     0.28       $  0.52
                                                   ==========     =======           ==========       =======
- -----------------------------
(1)  Convertible debt issued within one year prior to an initial public offering with a conversion price below the estimated initial public offering price has been included as outstanding for all periods specified by SAB No. 83
     (Topic 4-D).
(2)  This calculation is submitted in accordance with item 601(b)11 of regulation S-K although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.
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